UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 12, 2014

AllianceBernstein l.p.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

AllianceBernstein L.P. and AllianceBernstein Holding L.P. (collectively, “AllianceBernstein”) are furnishing the news release issued on February 12, 2014 announcing their financial and operating results for the quarter ended December 31, 2013 (“4Q13 Release”).  The 4Q13 Release is attached hereto as Exhibit 99.01.

AllianceBernstein is furnishing its Fourth Quarter 2013 Review, dated February 12, 2014 (“4Q13 Review”). The 4Q13 Review is attached hereto as Exhibit 99.02.

AllianceBernstein is furnishing a transcript of its conference call with analysts relating to the 4Q13 Release and the 4Q13 Review (“4Q13 Transcript”).  The call took place on February 12, 2014.  The 4Q13 Transcript is attached hereto as Exhibit 99.03.

Item 7.01.	Regulation FD Disclosure.

AllianceBernstein is furnishing the 4Q13 Release, which is attached hereto as Exhibit 99.01.

AllianceBernstein is furnishing the 4Q13 Review, which is attached hereto as Exhibit 99.02.

AllianceBernstein is furnishing the 4Q13 Transcript, which is attached hereto as Exhibit 99.03.

Item 8.01	Other Events

On December 12, 2013, AllianceBernstein acquired W.P. Stewart & Co., Ltd. (“WPS”), an equity investment manager that managed, as of December 12, 2013, approximately $2.1 billion in U.S., Global, and EAFE concentrated growth equity strategies for its clients, primarily in the U.S. and Europe. On the date of this acquisition, each of approximately 4.9 million outstanding shares of WPS common stock (other than certain specified shares, as previously disclosed in Amendment No. 2 to Form S-4 filed by AllianceBernstein L.P. on November 8, 2013) was converted into the right to receive $12 per share and one transferable contingent value right (“CVRs”) entitling the holders to an additional $4 per share cash payment if the Assets Under Management (as such term is defined in the Contingent Value Rights Agreement (“CVR Agreement”) dated as of December 12, 2013, a copy of which was filed as Exhibit 4.01 (“Exhibit 4.01”) to the Form 10-K for the year ended December 31, 2013 filed by each of AllianceBernstein L.P. and AllianceBernstein Holding L.P.) in the acquired WPS investment services exceed $5 billion on or before December 12, 2016, subject to certain measurement procedures and limitations set forth in the CVR Agreement.  The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement included as Exhibit 4.01 to our Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference.

As of December 31, 2013, the Assets Under Management are approximately $2.2 billion.  As noted above, payment pursuant to the CVRs is triggered if Assets Under Management exceed $5 billion on or prior to December 12, 2016, subject to certain measurement procedures and limitations.  See the definition of AUM Milestone in Exhibit 4.01 for additional information regarding the circumstances that trigger payment pursuant to the CVRs.

Management has determined that the AUM Milestone did not occur during the fourth quarter of 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	4Q13 Release.

99.02	4Q13 Review.

99.03	4Q13 Transcript.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AllianceBernstein l.p.

Dated: February 13, 2014	By:	/s/ Mona Bhalla
Mona Bhalla Corporate Secretary